UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 4, 2011

PALL CORPORATION
(Exact name of registrant as specified in its charter)

New York	001- 04311	11-1541330
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification No.)

25 Harbor Park Drive, Port Washington, NY		11050
(Address of principal executive offices)		(Zip Code)
(516) 484-5400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) In connection with the impending retirement of Eric Krasnoff, Chairman, Chief Executive Officer and President of Pall Corporation (the “Registrant”), as previously disclosed on a Form 8-K filed by the Registrant on January 31, 2011 (the “Prior Form 8-K”), the Registrant entered into an Amended and Restated Employment Agreement (the “Amended Employment Agreement”) with Mr. Krasnoff on March 4, 2011, superseding the previous employment agreement between the Registrant and Mr. Krasnoff, dated July 20, 2005 as amended May 3, 2006, July 18, 2006, and December 31, 2008.

Under the Amended Employment Agreement Mr. Krasnoff’s term of employment ends upon the earlier of (a) March 9, 2012 and (b) the appointment of a successor as Chief Executive Officer of the Registrant. Mr. Krasnoff will receive his base salary through March 9, 2012 and a full fiscal year 2011 bonus, regardless of the actual date of his retirement. Pursuant to the Amended Employment Agreement, upon a separation from service (as defined under Section 409A of the Internal Revenue Code of 1986, as amended), Mr. Krasnoff will receive payments of an amount equal to one twelfth (1/12) the sum of (i) his base salary and (ii) 70% of target bonus (150% of base salary), each month for two years, and his outstanding unvested stock options and restricted stock units granted under the 2005 Stock Compensation Plan (the “Stock Plan”) and unvested units under the Management Stock Purchase Plan (the “MSPP”), will continue to vest and settle, or become exercisable, as applicable, until March 9, 2014. In addition, Mr. Krasnoff will receive certain pension and welfare benefits and change in control protection as previously provided under his prior employment agreement with the Registrant. The Amended Employment Agreement also includes provisions regarding non-competition, non-disparagement, and non-solicitation, and contains trade secret, confidentiality and invention and patent covenants. In connection with the Amended Employment agreement, the Registrant executed a release. The Registrant and Mr. Krasnoff have agreed to each execute a general release of claims upon Mr. Krasnoff’s separation from service.

In addition, on March 4, 2011, the Registrant entered into a Separation Agreement (the “Separation Agreement”) with Sandra Marino, effective as of February 28, 2011, in connection with Ms. Marino’s resignation as Senior Vice President, General Counsel and Corporate Secretary of the Registrant, which was previously disclosed in the Prior Form 8-K. The Separation Agreement supersedes the previous employment agreement between the Registrant and Ms. Marino, dated October 1, 2009. Pursuant to the Separation Agreement, Ms. Marino’s outstanding unvested stock options and restricted stock units granted under the Stock Plan and unvested units granted under the MSPP will continue to vest or become exercisable, as applicable, through February 28, 2014. The Separation Agreement includes provisions regarding non-competition, non-disparagement, non-solicitation and contains trade secret, confidentiality and invention and patent covenants. Additionally, pursuant to the Separation Agreement, the Registrant and Ms. Marino each executed a general release of claims.

The forgoing description of the terms of the Amended Employment Agreement and the Separation Agreement is qualified in its entirety by reference to the Amended Employment Agreement and Separation Agreement, which are attached hereto as exhibits and are incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.

     (d) Exhibits.

10.1	Amended and Restated Employment Agreement, dated March 4, 2011, between the Registrant and Eric Krasnoff

10.2	Separation Agreement, dated as of February 28, 2011, between the Registrant and Sandra Marino

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pall Corporation

/s/ Francis Moschella
March 10, 2011	Francis Moschella
Vice President – Corporate Controller
Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit
Number	Description
10.1	Amended and Restated Employment Agreement, dated March 4, 2011, between the Registrant and Eric Krasnoff

10.2	Separation Agreement, dated as of February 28, 2011, between the Registrant and Sandra Marino